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As filed with the Securities and Exchange Commission on October 31, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933, as amended

LKQ CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-4215970 (I.R.S. Employer Identification No.)
120 North LaSalle Street, Suite 3300, Chicago, IL (Address of Principal Executive Offices)	60602 (Zip Code)

LKQ Corporation 1998 Equity Incentive Plan
LKQ Corporation CEO Stock Option Plan
LKQ Corporation Stock Option and Compensation Plan
for Non-Employee Directors
(Full Title of the Plans)

VICTOR M. CASINI
Vice President, General Counsel and Secretary
LKQ Corporation
120 North LaSalle Street, Suite 3300, Chicago, IL 60602
(Name and Address of Agent for Service)
 (312) 280-3700
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
J. CRAIG WALKER
Bell, Boyd & Lloyd LLC
70 West Madison Street
Chicago, Illinois 60602
(312) 372-1121

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(5)	Amount of Registration Fee

Common stock, par value $.01 per share: shares issued pursuant to employee benefit plans	90,950 shares	$16.14(2)	$1,467,933	$118.76

Common stock, par value $.01 per share: shares subject to outstanding options	3,743,800 shares	$10.24(3)	$38,336,512	$3,101.42

Common stock, par value $.01 per share: shares authorized and reserved for issuance pursuant to employee benefit plans	1,667,750 shares	$16.14(4)	$26,917,485	$2,177.62

Total	5,502,500 shares	—	$66,721,930	$5,397.80

(1)
This registration statement also covers an indeterminate number of shares of LKQ Corporation common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the LKQ Corporation 1998 Equity Incentive Plan (the "1998 Plan"), the LKQ Corporation CEO Stock Option Plan (the "CEO Plan"), and the LKQ Corporation Stock Option and Compensation Plan for Non-Employee Directors (the "Non-Employee Director Plan" and, together with the 1998 Plan and the CEO Plan, the "Plans"), in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").
(2)
In accordance with Rule 457(h), represents the average of the high and low sale price of the Registrant's common stock, as quoted on the Nasdaq National Market on October 28, 2003.
(3)
In accordance with Rule 457(h), represents the weighted average exercise price of outstanding options to purchase shares of common stock under the Plans.
(4)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on October 28, 2003.
(5)
These amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

        LKQ Corporation has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act, to register shares of its common stock, $.01 par value per share. This registration statement also includes a reoffer prospectus. The reoffer prospectus may be utilized for reofferings and resales on a continuous or delayed basis in the future of up to 90,950 shares of common stock that constitute "restricted securities" that have been issued prior to the filing of this registration statement. The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC"). Statements contained in the reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Not required to be included herewith.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be included herewith.

[Remainder of page intentionally left blank.]

REOFFER PROSPECTUS

90,950 SHARES

LKQ CORPORATION

COMMON STOCK

        This reoffer prospectus relates to 90,950 shares of our common stock, par value $.01 per share, consisting of 90,950 restricted shares, which may be offered for sale from time to time by certain of our stockholders, as described under the caption "Selling Stockholders." These stockholders are current or former officers, employees, consultants or advisors of ours. We will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus. The selling stockholders acquired the common stock pursuant to grants under our various benefit plans, and these stockholders may resell all, a portion or none of the shares of common stock from time to time.

        The shares of common stock are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by selling stockholders, on a continuous or delayed basis, to the public subject to the volume limitations of Rule 144(e) under the Securities Act. Each stockholder that sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

        You should read this reoffer prospectus and any accompanying prospectus supplement carefully before you make your investment decision. The sales may occur in transactions on the Nasdaq National Market at prevailing market prices or in negotiated transactions. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.

        This investment involves risks. See "Risk Factors" beginning on page 3.

        Our common stock is listed on the Nasdaq National Market under the symbol "LKQX." On October 28, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $15.83 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is October 31, 2003.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	3
USE OF PROCEEDS	9
SELLING STOCKHOLDERS	10
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	14
EXPERTS	14
ADDITIONAL INFORMATION	14

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The common stock is not being offered in any state where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements. These statements may be found throughout this prospectus, particularly under the headings "Prospectus Summary" and "Risk Factors," among others. Forward-looking statements typically are identified by the use of terms such as "may," "will," "plan," "should," "expect," "anticipate," "believe," "if," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these and similar words carefully because they describe our expectations, plans, strategies, goals and beliefs concerning future business conditions, our results of operations, our financial position, and our business outlook, or state other "forward-looking" information based on currently available information. The factors listed under the heading "Risk Factors" and in the other sections of this prospectus provide examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.

        The forward-looking statements made in this reoffer prospectus relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this prospectus.

        This reoffer prospectus relates to a maximum of 90,950 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus. It is anticipated that the selling stockholders will offer shares for sale at prevailing market prices on the Nasdaq National Market on the date of sale. We will not receive any proceeds from these sales. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.

Introduction

        The repair of automobiles includes the purchase of automotive replacements parts. Buyers of replacement parts have the option to purchase primarily from three sources: new parts produced by original equipment manufacturers, which are commonly known as OEM parts; new parts produced by companies other than the OEMs, sometimes referred to generically as "aftermarket" parts; and recycled parts originally produced by OEMs, which we refer to as recycled OEM products. We sell primarily recycled OEM products.

Our Business

        We believe we are the largest nationwide provider of recycled OEM products and related services, with 38 sales and processing facilities and 12 redistribution centers that reach most major markets in the United States. We procure salvage vehicles, primarily at auctions, using our locally based professionals and centralized procurement systems. Once we have received proper title for the vehicles, we dismantle them for recycled products. We then sell our recycled OEM products to our customers, which include automobile collision and mechanical repair shops and, indirectly, insurance companies and extended warranty companies. We also provide insurance companies a review of vehicle repair order estimates so they may assess the opportunity to increase usage of recycled OEM products in the repair process. We believe we offer our customers a wide selection and availability of high quality and low cost alternatives to new OEM and aftermarket parts. We believe we are well positioned to take advantage of the trends supporting industry growth, including high frequency of collisions, high cost of vehicle repair and the desire of insurance companies to reduce their claims expenses.

Risk Factors

        An investment in the common stock offered in this prospectus involves a high degree of risk. See "Risk Factors."

Our Corporate Information

        We were incorporated in Delaware in February 1998. Our principal executive headquarters are located at 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602. Our telephone number is 312-621-1950. Our website address is www.lkqcorp.com. The information found on our website is not a part of this prospectus.

RISK FACTORS

        You should carefully consider each of the risks described below and all of the other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In such an event, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Relating to Our Business

We face intense competition from local, national and internet-based automotive products providers, and this competition could negatively affect our business.

        The automotive recycling industry is highly competitive and is served by local owner-operated companies, several large regional companies, internet-based parts providers and Greenleaf LLC, a national automotive products provider founded by Ford Motor Company in 1999, which Ford is reported to have sold. In certain regions of the country where we operate, local automotive recycling companies have formed cooperative efforts to compete in the industry. We could also face additional competition in the future from others entering the market, such as original equipment manufacturers, insurance companies, new parts producers other than original equipment manufacturers, sometimes referred to as "aftermarket" suppliers, and industry consolidators. Some of our current and potential competitors may have more operational expertise and greater financial, technical, manufacturing, distribution and other resources, longer operating histories, lower cost structures and better relationships in the insurance and automotive industries. As a result, they may be able to provide their products at lower costs or to customers unavailable to us.

An adverse change in our relationships with auction companies or our suppliers could increase our expenses and hurt our relationships with our customers.

        Most of our inventory consists of vehicles offered at salvage auctions by several companies that own auction facilities in numerous locations across the United States. We do not have contracts with any auction companies. According to industry analysts, three companies control over 50% of the salvage auction market in the United States. In some localities, the automotive auction business may be even more highly concentrated. If an auction company prohibited us from participating in its auctions, or significantly raised its fees, our business could be adversely affected through higher costs or the resulting potential inability to service our customers. We also acquire some of our inventory directly from insurance companies, original equipment manufacturers and others. To the extent that these suppliers decide to discontinue these arrangements, our business could be adversely affected through higher costs or the resulting potential inability to service our customers.

We may not be able to sell our products due to existing or new laws prohibiting or restricting the sale of recycled automotive products.

        Some jurisdictions have enacted laws prohibiting or severely restricting the sale of certain recycled automotive products that we provide, such as airbags. Additional jurisdictions could enact similar laws or could prohibit additional automotive products we sell. Restrictions on the products we are able to sell could decrease our revenue and have an adverse effect on our business and operations.

If our business relationships with insurance companies end, we may lose important sales opportunities.

        We rely on business relationships with insurance companies such as Allstate Insurance Company, Farmers Insurance Group and Nationwide Insurance Company. These insurance companies encourage automotive repair facilities to use products we provide. Because we do not have written agreements with these companies, these relationships may terminate at any time. We rely on these relationships for sales to some collision repair shops, and a termination of these relationships may result in a loss of sales, which could adversely affect our results of operations.

We are subject to environmental regulations and incur costs relating to environmental matters.

        We are subject to various federal, state and local environmental protection and health and safety laws and regulations governing, among other things:

  •
  the emission and discharge of hazardous materials into the ground, air, or water;

  •
  the exposure to hazardous materials; and

  •
  the generation, handling, storage, use, treatment, identification, transportation and disposal of industrial by-products, waste water, storm water and hazardous materials.

        We are also required to obtain permits from governmental authorities for certain of our operations. If we violate or fail to obtain or comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators. We could also become liable if employees or other third parties are improperly exposed to hazardous materials.

        Under certain environmental laws, we could be held responsible for all of the costs relating to any contamination at, or migrating to or from, our or our predecessors' past or present facilities and at third party waste disposal sites. These laws often impose liability even if the owner or operator did not know of, or was not responsible for, the release of such hazardous substances.

        Environmental laws are complex, change frequently and have tended to become more stringent over time. Our costs of complying with current and future environmental and health and safety laws, and our liabilities arising from past or future releases of, or exposure to, hazardous substances may adversely affect our business, results of operations or financial condition.

Governmental agencies may refuse to grant or renew our operating licenses and permits.

        Our operating subsidiaries must receive certain licenses and permits from state and local governments to conduct their operations. When we develop or acquire a new facility, we must seek the approval of state and local units of government. Governmental agencies often resist the establishment of an automotive recycling facility in their communities. There can be no assurance that future approvals or transfers will be granted. In addition, there can be no assurance that we will be able to maintain and renew the licenses and permits our operating subsidiaries currently hold.

Proposed regulations under the National Stolen Passenger Motor Vehicle Information System could harm our business.

        In 1992, Congress enacted the Anti Car Theft Act to deter trafficking in stolen vehicles. This law included the establishment of the National Stolen Passenger Motor Vehicle Information System to track and monitor stolen automotive parts. In April 2002, the Department of Justice published for comment proposed regulations to implement this system. The proposed regulations require, among other things, that insurance companies, salvagers, dismantlers, recyclers and repairers inspect salvage vehicles for the purpose of collecting the vehicle identification number and the part number for any covered major part that possesses the vehicle identification number. The requirement to collect this information would place substantial burdens and costs on us that otherwise would not normally exist and could discourage our customers from purchasing our products.

We could be subject to product liability claims.

        If customers of repair shops that purchase our products are injured or suffer property damage, we could be subject to product liability claims. The successful assertion of this type of claim could have an adverse effect on our business or financial condition.

We may lose business if recent litigation involving the use of parts that are not original equipment manufacturer parts results in insurance companies modifying arrangements affecting the use of recycled automotive products in the repair process.

        As a result of litigation against an insurance company for using parts manufactured by companies other than the original equipment manufacturer, some insurance companies have curtailed or eliminated their requirement that repair shops use automotive parts that are not OEM parts. Our products are primarily recycled OEM parts, but litigation or restrictive insurance company repair policies could be extended to limit the use of recycled OEM parts.

        In an Illinois lawsuit involving State Farm Mutual Automobile Insurance Company ("Avery v. State Farm"), a jury decided in October 1999 that State Farm breached certain insurance contracts with its policyholders by using non-OEM parts to repair damaged vehicles when use of such parts did not restore the vehicle to its "pre-loss condition." The jury found that State Farm misled its customers by not disclosing the use of non-OEM parts and the alleged inferiority of those parts. The jury assessed damages against State Farm of $456 million, and the judge assessed an additional $730 million of disgorgement and punitive damages for violations of the Illinois Consumer Fraud Act. In April 2001, the Illinois Appellate Court upheld the verdict but reduced the damage award by $130 million because of duplicative damage awards. In October 2002, the Illinois Supreme Court agreed to hear the case, but no decision has yet been rendered. Some insurance companies have reduced or eliminated their use of non-OEM parts as a result of this case. We sell primarily recycled OEM automotive products to repair shops affiliated with insurance companies and these repair shops are an important source of revenue for us. The recycled OEM products we sell were not the subject of Avery v. State Farm, but our financial results would suffer if insurance companies modified or terminated the arrangements pursuant to which repair shops buy recycled automotive products from us due to a fear of similar claims with respect to recycled products. Alternatively, in the event the Avery v. State Farm case is overturned or other circumstances change, the use of non-OEM parts could become more acceptable again, which could adversely affect our business.

We may not be able to successfully acquire new operations or integrate future acquisitions, which could cause our business to suffer.

        We may not be able to successfully complete potential strategic acquisitions if we cannot reach agreement on acceptable terms or for other reasons. Future acquisitions may require us to obtain additional financing, and such additional financing, whether sought through public or private debt or equity financing, may not be available when needed or may not be available on terms acceptable to us, if at all. If we buy a company or a division of a company, we may experience difficulty integrating that company or division's personnel and operations, which could negatively affect our operating results. In addition:

  •
  the key personnel of the acquired company may decide not to work for us;

  •
  we may experience additional financial and accounting challenges and complexities in areas such as tax planning, treasury management and financial reporting;

  •
  we may be held liable for environmental risks and liabilities as a result of our acquisitions, some of which we may not have discovered during our due diligence;

  •
  our ongoing business may be disrupted or receive insufficient management attention; and

  •
  we may not be able to realize the cost savings or other financial benefits we anticipated.

        In connection with future acquisitions, we may assume the liabilities of the companies we acquire. These liabilities, including liabilities for environmental-related costs, could materially and adversely affect our business. We may have to incur debt or issue equity securities to pay for any future acquisition, the issuance of which would involve restrictive covenants or be dilutive to our existing stockholders.

Our existing credit facility imposes certain operating and financial restrictions on us and our subsidiaries and requires us to meet certain financial tests.

        Our credit facility contains certain operating and financial restrictions that limit or prohibit us from engaging in certain transactions, including the following:

  •
  incurring or guarantying additional debt;

  •
  paying dividends or other distributions to our stockholders or redeeming, repurchasing or retiring our capital stock or subordinated obligations;

  •
  making investments and capital expenditures;

  •
  creating liens on our assets;

  •
  selling, transferring, leasing, licensing or otherwise disposing of assets;

  •
  engaging in transactions with stockholders and affiliates;

  •
  engaging in mergers, consolidations or acquisitions;

  •
  engaging in any material line of business substantially different from, or unrelated to, those lines of business currently carried on by us; and

  •
  making changes to our equity capital structure or amending our certificate of incorporation, bylaws, or any stockholder rights agreement.

        The credit facility is collateralized by substantially all of our assets (including the stock of our subsidiaries). The credit facility also requires that we satisfy certain financial tests. The failure to comply with any of these covenants would cause a default under the credit facility. We expect that a default, if not waived, could result in acceleration of our debt, in which case the debt would become immediately due and payable and our lenders would have certain rights to enforce their liens on our assets. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing were available, it may be on terms that are less attractive to us than our existing facility or it may not be on terms that are acceptable to us.

Our future capital needs may require that we seek debt financing or additional equity funding that, if not available, could cause our business to suffer.

        We may need to raise additional funds in the future to, among other things, fund our existing operations, to improve or expand our operations, to respond to competitive pressures or to make acquisitions. From time to time, we may raise additional funds through public or private financing, strategic alliances or other arrangements. If adequate funds are not available on acceptable terms, we may be unable to meet our business or strategic objectives or compete effectively. If we raise additional funds by issuing equity securities, stockholders may experience dilution of their ownership interests, and the newly issued securities may have rights superior to those of the common stock. If we raise additional funds by issuing debt, we may be subject to further limitations on our operations. If we fail to raise capital when needed, our business will be negatively affected.

Our annual and quarterly performance may fluctuate.

        Our revenue, cost of salvage vehicles and operating results have fluctuated on a quarterly and annual basis in the past and can be expected to continue to fluctuate in the future as a result of a number of factors, some of which are beyond our control. Future factors that may affect our operating results include, but are not limited to, the following:

  •
  fluctuations in the market value of salvage vehicles and pricing of new OEM replacement parts;

  •
  the availability of salvage vehicles at an attractive price;

  •
  variations in vehicle accident rates;

  •
  changes in state or federal laws or regulations affecting our business;

  •
  our ability to integrate and manage our acquisitions successfully;

  •
  severity of weather and seasonality of weather patterns;

  •
  the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure; and

  •
  declines in asset values.

        Due to the foregoing factors, our operating results in one or more future periods can be expected to fluctuate. Accordingly, our results of operations may not be indicative of future performance. These fluctuations in our operating results may cause our results to fall below the expectations of public market analysts and investors, which could cause our stock price to decline.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives.

        Our future success depends in large part upon the leadership and performance of our executive management team and key employees at the operating level. If we lose the services of one or more of our executive officers or key employees, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. If we lose the services of any of our key employees at the operating or regional level, we may not be able to replace them with similarly qualified personnel, which could harm our business.

If we experience problems with our fleet of trucks, our business could be harmed.

        We use a fleet of trucks to deliver vehicle parts. We are subject to the risks associated with providing trucking services, including inclement weather, disruptions in the transportation infrastructure, availability and price of fuel, and liabilities arising from accidents to the extent we are not covered by insurance. In addition, our failure to deliver parts in a timely and accurate manner could harm our reputation and brand, which could have a material adverse effect on our business.

Risks Relating to Our Common Stock

Our executive officers, directors, their family members and affiliates hold a large percentage of our stock and their interests may differ from other stockholders.

        Our executive officers, directors, their family members and affiliates, in the aggregate, beneficially own over 37% of our common stock as of the date of this prospectus. If they were to act together, these stockholders would have significant influence over most matters requiring approval by stockholders, including the election of directors, any amendments to our certificate of incorporation, and certain significant corporate transactions. These stockholders may take these actions even if they are opposed by our other stockholders. In addition, without the consent of these stockholders, we could be delayed or prevented from entering into transactions that may be viewed as beneficial to us or our other stockholders.

Future sales of our common stock may depress our stock price.

        We and our stockholders may sell additional shares of common stock in subsequent offerings. We may also issue additional shares of common stock in connection with future acquisitions. Certain of our existing stockholders are parties to a registration rights agreement that provides such holders with the right to require us to effect the registration of their shares of common stock in specific circumstances. In addition, if we propose to register any of our common stock under the Securities Act of 1933, whether for our own account or otherwise, some existing stockholders may be entitled to include their shares of common stock in that registration. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the value of our common stock. Sales of substantial amounts of common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the value of our common stock to fall.

Delaware law and our charter documents may impede or discourage a takeover, which could affect the value of our stock.

        The anti-takeover provisions of our certificate of incorporation and bylaws and Delaware law could, together or separately, impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. Our certificate of incorporation and bylaws have provisions that could discourage potential takeover attempts and make attempts by stockholders to change management more difficult. Our incorporation under Delaware law and these provisions could also impede a merger, takeover or other business combination involving us or discourage a potential acquiror from making a tender offer for our common stock, which, under certain circumstances, could reduce the value of our common stock.

Various planned issuances of stock will be, and additional potential issuances of stock may be, dilutive to holders of our common stock.

        At October 28, 2003, 19,438,641 shares of our common stock were outstanding, an additional 3,743,800 shares of our common stock were issuable upon exercise of outstanding options under our stock option plans, 1,948,438 of which were vested as of October 28, 2003, and an additional 2,053,250 shares were issuable upon the exercise of outstanding warrants. In addition, in the future, we may issue additional equity securities. The issuance of additional shares of common stock may be dilutive to the holders of our common stock. We cannot predict the extent to which the dilution, the availability of a large amount of shares for sale, and the possibility of additional issuances and sales of our common stock will negatively affect the trading price or the liquidity of our common stock.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares covered by this reoffer prospectus. The selling stockholders will pay any underwriting discounts, commissions and expenses for brokerage, or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this reoffer prospectus.

SELLING STOCKHOLDERS

        The 90,950 shares of our common stock covered by this prospectus are restricted shares, and are being registered for reoffers and resales by our present and former officers, employees, consultants or advisors named in the table below, who acquired the shares pursuant to one of our "employee benefit plans" as that term is defined in Rule 405 of Regulation C under the Securities Act. The selling stockholders may resell all, a portion, or none of the shares of common stock from time to time.

        Information regarding the selling stockholders, including the number of shares offered for sale, may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required. The address of each stockholder listed below is care of LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, IL 60602.

Name of Selling Stockholder	Position with LKQ	Number of shares beneficially owned (1)	Number of shares covered by this prospectus	Number of shares to be beneficially owned if all shares offered hereby are sold
John Constantine	Former Employee	21,000	1,000	20,000
Casey L. Damron	Plant Manager—Sales & Marketing	6,500	2,500	4,000
Michael Chad Damron	Plant Manager—Operations	6,500	2,500	4,000
Mark T. Fitzgibbons	Plant Manager	50,417	2,500	47,917
Sinon M. Galvin	Vice President MIS—E-Commerce	7,500	7,500	0
Jerome D. Girsch	Senior Vice President—Development	14,226	8,400	5,826
Bradley J. Girsch	(2)	7,950	3,550	4,400
Gregory J. Girsch	(2)	7,950	3,550	4,400
Leslie M. Girsch	(2)	7,950	3,550	4,400
Michael J. Girsch	(2)	7,950	3,550	4,400
Rebecca M. Girsch	(2)	7,950	3,550	4,400
Walter P. Hanley	Vice President of Development and Associate General Counsel	35,000	5,000	30,000
Steven H. Jones	Central Region Vice President	103,334	7,500	95,834
Glenn Lewis	Regional Controller	5,000	5,000	0
Howard G. Nusbaum	Northeast Region Vice President	4,500	4,500	0
Thomas B. Raterman	Former employee	38,000	13,000	25,000
Stephen R. Simmons	Plant Manager	2,500	2,500	0
Keith J. Skibicki	Employee	56,667	10,000	46,667
Certain non-affiliates as a group (3)	Employees and former employees	1,600	1,300	300

(1)
The number of shares beneficially owned by the selling stockholders includes restricted stock, as well as shares of common stock beneficially owned by the selling stockholders as of October 28, 2003.

(2)
Family member of an employee who acquired the shares from the employee through a gift.

(3)
Certain of our non-affiliates who hold less than the lesser of 1,000 shares or one percent of the shares issuable under the plans to which our Registration Statement on Form S-8 relate may use this reoffer prospectus to sell up to that amount, but need not be named specifically in the table.

PLAN OF DISTRIBUTION

        The shares of common stock covered by this prospectus are being registered by us for the account of the selling stockholders.

        The shares of common stock offered by this prospectus may be sold from time to time directly by or on behalf of the selling stockholders in one or more transactions on the Nasdaq National Market or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of these methods. The selling stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares, or both. Compensation as to a particular broker or dealer may be in excess of customary commissions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer.

        The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in one or more transactions, which may involve crosses or block transactions, including:

  •
  on the Nasdaq National Market;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on the Nasdaq National Market or in the over-the-counter market;

  •
  through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or these other derivative securities are listed on an options or other exchange or otherwise;

  •
  through the settlement of short sales; or

  •
  any combination of the foregoing.

        In connection with the sale of shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell the shares short and deliver these shares to close out short positions, or loan or pledge the shares to broker-dealers or other financial institutions that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares, which the broker-dealer or other financial institution may resell pursuant to this prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

        In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts or commissions under the Securities Act. A selling stockholder who is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations thereunder, including, without limitation, Regulation M. Regulation M may limit the timing of purchases and sales of shares of our common stock by the selling stockholders and any other person. Furthermore, Regulation M may restrict, for a period of up to five business days prior to the commencement of the distribution, the ability of any person engaged in a distribution of shares of our common stock to engage in market-making activities with respect to these shares. All of the foregoing may affect the marketability of shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock.

        To the extent required, the shares to be sold, the names of the persons selling the shares, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        We are bearing all of the fees and expenses relating to the registration of the shares of common stock. Any underwriting discounts, commissions or other fees payable to broker-dealers or agents in connection with any sale of the shares will be borne by the selling stockholders. In order to comply with certain states' securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained and complied with. Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

        In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholders will sell all or a portion of the stock being offered hereby.

        The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

        We have notified the selling stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.

LEGAL MATTERS

        Certain legal matters with respect to the shares of common stock being registered pursuant to this registration statement will be passed upon by Bell, Boyd & Lloyd LLC, Chicago, Illinois. John T. McCarthy, a member of Bell, Boyd & Lloyd LLC, beneficially owns 22,000 shares of our common stock.

EXPERTS

        The financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 incorporated in this prospectus by reference from our Registration Statement on Form S-1 (Registration No. 333-107417) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of SFAS 142, "Goodwill and Other Intangible Assets"), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares offered hereby. This reoffer prospectus, which constitutes a part of the registration statement, omits certain of the information contained in the registration statement and the exhibits thereto on file with the SEC pursuant to the Securities Act. For further information with respect to us and the common stock offered by this reoffer prospectus, we refer you to the registration statement and to the exhibits filed as a part of the registration statement. Statements made in this reoffer prospectus concerning the contents of any document referred to in this prospectus are not necessarily complete. With respect to each such document filed as an exhibit to the registration statement or otherwise filed with the SEC, reference is made to the exhibit or other document filed with the SEC for a more complete description of the matter involved. The registration statement and the exhibits may be inspected without charge at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Copies of all or any part of the registration statement may be obtained from the SEC's offices upon payment of fees prescribed by the SEC. In addition, the SEC maintains a web site from which you can electronically access the registration statement and the exhibits to the registration statement. The address of the site is www.sec.gov. You may also obtain a copy of any of these documents at no cost, by writing or telephoning us:

    LKQ Corporation
    120 North LaSalle Street
    Suite 3300
    Chicago, Illinois 60602
    Attention: Mark T. Spears
    Phone: (312) 621-1950

        We have recently become subject to the information and reporting requirements of the Exchange Act, and, in accordance therewith, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. We also intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent auditors.

        We will also make available on our website (www.lkqcorp.com), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as soon as practicable after we file these reports with the SEC.

        The SEC allows us to incorporate by reference into this prospectus information we file with the SEC, which means that we may disclose important information in this prospectus by reference to the document that contains the information. We do not incorporate the contents of our website into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information contained in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of securities covered by this prospectus is completed:

  •
  Our prospectus dated October 2, 2003 filed with the SEC under Rule 424(b) under the Securities Act, which contains audited financial statements for our latest fiscal year for which such statements have been filed.

  •
  The description of our common stock set forth under the caption "Description of Capital Stock" in our registration statement on Form S-1 (Registration No. 333-107417), which description is incorporated by reference in our registration statement on Form 8-A filed with the SEC on September 29, 2003 pursuant to the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this registration statement is filed with the SEC and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

        You should only rely on the information included or incorporated by reference in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

LKQ CORPORATION

90,950 SHARES

OF

COMMON STOCK

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        We incorporate by reference into this registration statement the following documents which we previously filed with the Securities and Exchange Commission:

  (i)
  Our prospectus dated October 2, 2003 filed with the SEC under Rule 424(b) under the Securities Act, which contains audited financial statements for our latest fiscal year for which such statements have been filed.

  (ii)
  The description of our common stock set forth under the caption "Description of Capital Stock" in our registration statement on Form S-1 (Registration No. 333-107417), which description is incorporated by reference in our registration statement on Form 8-A filed with the SEC on September 29, 2003 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

        In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this registration statement, and before we file a post-effective amendment to this registration statement that indicates that all securities offered pursuant to this registration statement have been sold, or that deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of those documents. Any statement contained in a document incorporated, or deemed to be incorporated by reference, in this registration statement shall be deemed to be modified, or superseded for purposes of this registration statement, to the extent that a statement contained in this registration statement, or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this registration statement, modifies or supersedes that statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Certain legal matters with respect to the shares of common stock being registered pursuant to this registration statement will be passed upon by Bell, Boyd & Lloyd LLC, Chicago, Illinois. John T. McCarthy, a member of Bell, Boyd & Lloyd LLC, beneficially owns 22,000 shares of our common stock.

Item 6. Indemnification of Directors and Officers.

        The registrant is organized under the Delaware General Corporation Law (DCGL), which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

        The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

        The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person, in connection therewith, and (ii) indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

        The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

        As permitted by the DGCL, the registrant's certificate of incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty except, to the extent provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper benefit. In addition, the registrant's certificate of incorporation provides that it is required to indemnify its directors and officers to the fullest extent permitted by the DGCL for any expenses, liabilities or other matters, that such indemnification is not exclusive of any other right to indemnification that such person may be entitled to otherwise, and that the right to such indemnification is available for current and former directors and officers, and inures to the benefit of their heirs, executors and administrators. The registrant's amended and restated bylaws also contain provisions for indemnification of its directors and officers consistent with the provisions of the DGCL.

        The registrant has also entered into an indemnification agreement with each of its directors and officers which provides for certain rights to indemnification and payment of expenses in addition to and in furtherance of the indemnification provisions in our certificate of incorporation.

        The foregoing statements are subject to the detailed provisions of the DGCL, the registrant's certificate of incorporation, amended and restated bylaws and the form of indemnification agreement.

        The registrant has obtained insurance policies indemnifying its directors and officers against certain civil liabilities and related expenses.

Item 7. Exemption from Registration Claimed.

        The securities that are to be reoffered or resold pursuant to this registration statement were issued pursuant to our employee benefit plans in transactions that were exempt from registration under Rule 701 of the Securities Act.

Item 8. Exhibits.

        The exhibits to this registration statement are listed below.

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1(i) to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).
3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).
4.1	Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-107417)).
5.1	Opinion of Bell, Boyd & Lloyd LLC, as to the legality of the shares of common stock being offered under the Plans.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Bell, Boyd & Lloyd LLC (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature pages).
99.1	LKQ Corporation Stock Option and Compensation Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417) ).
99.2	LKQ Corporation CEO Stock Option Plan (incorporated herein by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).
99.3	LKQ Corporation 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).

Item 9. Undertakings.

          (a)   The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

[Remainder of page intentionally left blank.]

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on October 31, 2003.

LKQ CORPORATION
By:	/s/ JOSEPH M. HOLSTEN Joseph M. Holsten President, Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph M. Holsten and Mark T. Spears, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution, for him in any and all capacities to execute any and all amendments to this Registration Statement on Form S-8, and to file the same, including post-effective amendments or any abbreviated registration statement, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 31, 2003.

Signature	Title

Principal Executive Officer:
/s/ JOSEPH M. HOLSTEN Joseph M. Holsten	President, Chief Executive Officer and Director
Principal Financial Officer:
/s/ MARK T. SPEARS Mark T. Spears	Senior Vice President and Chief Financial Officer
Principal Accounting Officer:
/s/ FRANK P. ERLAIN Frank P. Erlain	Vice President—Finance and Controller

Majority of the Directors:
/s/ A. CLINTON ALLEN A. Clinton Allen	Director
/s/ ROBERT M. DEVLIN Robert M. Devlin	Director
/s/ JONATHAN P. FERRANDO Jonathan P. Ferrando	Director
/s/ DONALD F. FLYNN Donald F. Flynn	Director
/s/ PAUL M. MEISTER Paul M. Meister	Director
/s/ JOHN F. O'BRIEN John F. O'Brien	Director
/s/ WILLIAM M. WEBSTER, IV William M. Webster, IV	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1(i) to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).
3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).
4.1	Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-107417)).
5.1	Opinion of Bell, Boyd & Lloyd LLC, as to the legality of the shares of common stock being offered under the Plans.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Bell, Boyd & Lloyd LLC (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature pages).
99.1	LKQ Corporation Stock Option and Compensation Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417) ).
99.2	LKQ Corporation CEO Stock Option Plan (incorporated herein by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).
99.3	LKQ Corporation 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).

QuickLinks

EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
TABLE OF CONTENTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS